Exhibit 23.3

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the inclusion in this registration statement on Amendment No. 1 to Form SB-2 of our report dated April 4, 2003, on our audit of the consolidated financial statements of American Water Star, Inc. and Subsidiaries. We also consent to the reference to our firm under the caption "Experts".



Weinberg & Company, P.A.

Boca Raton, Florida
May 7, 2004